Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Susquehanna Bancshares, Inc. of our report dated March 5, 2004 relating to the financial statements, which appears in Susquehanna Bancshares, Inc.’s 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania

March 15, 2004